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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  August 17, 2001

                       COVAD COMMUNICATIONS GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)

             Delaware               000-25271           77-0461529
   (State or Other Jurisdiction    (Commission        (IRS Employer
         of Incorporation)         File Number)     Identification No.)


     4250 Burton Drive, Santa Clara, California           95054
      (Address of Principal Executive Offices)          (Zip Code)

      Registrant's telephone number, including area code:  (408) 987-1000
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Item 3.   Bankruptcy or Receivership.

     On August 15, 2001, Covad Communications Group, Inc., a Delaware corporation (the "Registrant"), filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy code in the United States Bankruptcy Court for the District of Delaware (the "Court").

     The Chapter 11 filing is intended to allow the Registrant, as debtor-in-possession, to continue to manage and operate its assets and businesses in the ordinary course of business subject to the supervision and orders of the Court. Accordingly, the Registrant's operating subsidiaries, which provide DSL services to customers, are not expected to be included in the court-supervised proceeding and will continue to operate in the ordinary course of business without any court imposed restrictions. Covad's operating subsidiaries plan to continue their current operations and business plan while supporting their 1,700 employees, over 330,000 end users, sales support, Covad's national network, the installation process and vendors outside of the court-supervised proceeding.

  A copy of the press release of the Registrant dated August 15, 2001 is attached as Exhibit 20.1 hereto and is hereby incorporated by reference.

Item 7.    Exhibits.

     20.1  Press Release dated August 15, 2001.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COVAD COMMUNICATIONS GROUP, INC.

Date:  August 17, 2001        By: /s/ Dhruv Khanna
                                  -----------------
                                      Dhruv Khanna,
                                      Executive Vice President, Human Resources,
                                      General Counsel and Secretary

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                                 Exhibit Index
                                 -------------

Exhibit        Description
-------        -----------

20.1       Press Release dated August 15, 2001.

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